Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Albany International Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 333-195269, 333-140995, 333-76078, 333-90069, 033-60767, 333-190774) on Form S-8 of Albany International Corp. of our report dated February 26, 2016, with respect to the consolidated balance sheets of Albany International Corp. as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income/(loss), and cash flows for the years then ended, and the related financial statement schedule for the years ended December 31, 2015 and 2014, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of Albany International Corp.

/s/ KPMG LLP

Albany, New York

February 26, 2016

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. File Nos. 333-140995, 333-76078, 033-28028, 333-90069, 033-60767, 333-190774) of Albany International Corp. of our report dated February 26, 2014 relating to the financial statements, which appears in this Form 10-K, except for the effects of the revisions discussed in Note 8, Note 11 and Note 5 (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company's 2014 annual report on Form 10-K, as to which the date is February 27, 2015

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2016